U.S. Department of Justice

United States Attorney
Southern District of New York

The Silvio J. Mollo Building
One Saint Andrew's Plaza
New York. New York 10007

March 26, 2007

Aaron S. Dyer, Esq.
Pillsbury Winthrop Shaw Pittman
725 South Figueroa Street, Suite 2800
Los Angeles, California 900 17

Re:	ECHO, Inc -Non-Prosecution Agreement

Dear Mr. Dyer:

On the understandings specified below, the Office of the United States Attorney for the Southern District of New York (the “Office”) will not criminally prosecute Electronic Clearing House, Inc., and its subsidiaries (collectively, “ECHO”) for any crimes (except for criminal tax violations, as to which this Office cannot and does not make any agreement) related to its transfer of money through its electronic payment services, including the automated clearinghouse (“ACH”) system and related collection activities, on behalf of, or for the benefit of, any company providing payment services to any internet gambling operation servicing customers within the United States during the period January 2001, through and including the date of the signing of this Agreement. This conduct is described more fully in the Statement of Facts, which is attached hereto as Exhibit A, and incorporated by reference herein. This Agreement is entered into by ECHO pursuant to authority conveyed by resolution of the Executive Board of ECHO. A copy of the resolution is attached hereto as Exhibit B.

Moreover, if ECHO fully complies with the understandings specified in this Agreement, no information given at the request of this Office by or on behalf of ECHO or any then- current employee (or any other information directly or indirectly derived there from) will be used against ECHO in any criminal tax prosecution. This Agreement does not provide any protection against prosecution for any crimes except as set forth above, and applies only to ECHO and not to any other entities or any individuals except as set forth herein. ECHO expressly understands that the protections provided to ECHO by this Agreement shall not apply to any successor entities, whether the successor’s interest arises through a merger or plan of reorganization, unless and until such successor formally adopts and executes this Agreement. The protections arising from this Agreement will not apply to any purchasers of all or substantially all of the assets of ECHO, unless such purchaser enters into a written agreement, on terms acceptable to this Office, agreeing in substance to undertake all obligations set forth in the Continuing Obligation to Cooperate paragraph.

Aaron S. Dyer, Esq.
March 26, 2007

Continuing Obligation To Cooperate

ECHO acknowledges and understands that the cooperation it has provided to date in connection with a criminal investigation by the Office, and its pledge of continuing cooperation, are important and material factors underlying the Office’s decision to enter into this Agreement, and, therefore, ECHO agrees to cooperate fully and actively with the Office, the Federal Bureau of Investigation (the “FBI”), and with any other agency of the government designated by the Office (“Designated Agencies”) regarding any matter relating to the Office's investigation about which ECHO has knowledge or information.

In this regard, it is understood that, in connection with any matter relating to ECHO’s operations, finances, and corporate governance between 2001 and the date of the signing of this Agreement, ECHO: (a) shall truthfully and completely disclose all information with respect to the activities of ECHO, its officers and employees, and others concerning all such matters about which this Office inquires, which information can be used for any purpose, except as limited by the second paragraph of this Agreement; (b) shall cooperate fully with this Office, the FBI, and any other law enforcement agency designated by this Office; (c) shall, at the Office’s request, use its best efforts to assist this Office in any prosecution or investigation arising out of the operation and/or financing of any internet gambling site conducting business with customers in the United States, by providing logistical and technical support for any meeting, interview, grand jury proceeding, or any trial or other court proceeding; (d) shall at the Office's request, use its best efforts to promptly secure the attendance and truthful statements or testimony of any officer, agent, employee, or former employee at any meeting or interview or before the grand jury or at any trial or other court proceeding; (e) shall use its best efforts to promptly provide to this Office, upon request, any document, record, or other tangible evidence relating to matters concerning any automated clearinghouse services about which this Office or any designated law enforcement agency inquires, including assembling and organizing all documents, records, information, and other evidence in ECHO’s possession, custody, or control as may be requested by the Office or the FBI; and (f) shall bring to this Office's attention all criminal conduct by, or criminal investigations of, ECHO or its employees that comes to the attention of ECHO's board of directors or senior management, as well as any administrative proceeding or civil action brought by any governmental authority related to the operation of ECHO’s business. It is further understood that ECHO shall commit no crimes whatsoever. Moreover, any assistance that ECHO may provide to federal criminal investigators shall be pursuant to the specific instructions and control of this Office and designated investigators. ECHO'S obligations under this paragraph shall continue until the later of (1) a period of one year from the date of the signing of this Agreement or (2) the date upon which all prosecutions arising out of the conduct described in the opening paragraph of this Agreement are final.

Aaron S. Dyer, Esq.
March 26, 2007

Disgorgement Obligations

In order to eliminate any benefit that ECHO received that may have related to the online gaming business, ECHO agrees that it will pay a total of $2,300,000 (the “Property”) to the United States as part of this Agreement. ECHO agrees to pay this money to the United States at the time of the execution of this Agreement. Such payment shall be made by a certified check payable to the United States Marshals Service or wire transfer to an account designated by the United States Marshal for the Southern District of New York. ECHO agrees that it will not file a claim with the Court or otherwise contest any civil forfeiture action and will not assist a third party in asserting any claim against the Property, except as required by lawful process. It is further understood that ECHO will not file or assist anyone in filing a petition for remission or mitigation with the Department of Justice concerning the Property.

Additional Obligations

It is understood that, should ECHO commit any crimes subsequent to the date of the signing of this Agreement, or should it be determined that ECHO or any of its representatives have given false, incomplete, or misleading testimony or information, or has otherwise violated any provision of this Agreement, (a) ECHO shall thereafter be subject to prosecution for any federal violation of which this Office has knowledge, including perjury and obstruction of justice; (b) all statements made by ECHO'S representatives to this Office, the FBI, or other designated law enforcement agents, including but not limited to the Statement of Facts, and any testimony given by ECHO'S representatives before a grand jury subsequent to the signing of this Agreement, and any leads from such statements or testimony shall be admissible in evidence in any criminal proceeding brought against ECHO and relied upon as evidence to support any civil penalty imposed on ECHO; and (c) ECHO shall assert no claim under the United States Constitution, any statute, Rule 410 of the Federal Rules of Evidence, or any other federal rule that such statements or any leads therefrom should be suppressed. In addition, any such prosecution that is not time-barred by the applicable statute of limitations on the date of the execution of this Agreement may be commenced against ECHO, notwithstanding the expiration of the statute of limitations between the signing of this Agreement and the commencement of such prosecution or the imposition of such civil penalties. It is the intent of this Agreement to waive all defenses based on the statute of limitations with respect to any prosecution that is not time-barred on the date that this Agreement is signed.

It is understood that ECHO accepts and acknowledges as true the facts as set forth in the Statement of Facts attached as Exhibit A, which is incorporated by reference herein. Pursuant to this Agreement, ECHO agrees to maintain, with respect to its operations, a permanent restriction upon illegally providing automated clearinghouse services of any kind to any business entity providing internet gambling services to customers in the United States in violation of the law in the United States.

It is understood that this Agreement does not bind any federal, state, or local agencies, any licensing authorities, or any regulatory authorities. This Office will, however, bring the cooperation Aaron S. Dyer, Esq. March 26,2007 Page 4 and remedial actions of ECHO to the attention of other prosecuting and other investigative offices, if requested by ECHO.

Aaron S. Dyer, Esq.
March 26,2007

With respect to this matter, this Agreement supersedes all prior understandings, promises and/or conditions between this Office and ECHO. No additional promises, agreements, and conditions have been entered into other than those set forth in this letter and none will be entered into unless in writing and signed by all parties.

Very truly yours,

MICHAEL J. GARCIA
United States Attorney
Southern District of New York

	By:	/s/ Timothy Treanor
Timothy J. Treanor/Christopher P. Conniff
Assistant United States Attorneys

/s/ Lev Dassin
Lev L. Dassin
Chief, Criminal Division

AGREED AND CONSENTED TO:

/s/ Joel M. Barry, CEO
Pursuant to Authority Conveyed By Date Resolution of the Executive Board of ECHO		Date

APPROVED:

/s/ Aaron S. Dyer		3/26/07
Aaron S. Dyer, Esq.		Date
Pillsbury Winthrop Shaw Pittman for ECHO

STATEMENT OF FACTS

Electronic Clearing House, Inc. (“ECHO”) is an electronic payment processor that provides for the payment processing needs of merchants, banks, technology partners and collection agencies. ECHO derives the majority of its revenue from two main business segments: I) bankcard and transaction processing services (“bankcard services”), whereby it provides solutions to merchants, banks and technology partners to allow them to accept credit and debit card payments from consumers; and 2) check-related products (“check services”), whereby it provides various services to merchants, banks, technology partners, and collection agencies to allow them to accept and process check payments from consumers.

The principal services offered within these two segments include, with respect to its bankcard services, debit and credit card processing, and with respect to its check services, check guarantee, check verification, electronic check conversion, check re-presentment, and check collection. ECHO operates under the following brands:

s MerchantAmerica, which is the retail provider of all credit card, debit card and check payment processing services to both the merchant and bank markets;

s National Check Network (“NCN”), which is ECHO's proprietary database of negative and positive check writer accounts, for check verification and check conversion capture services;

sXPRESSCHEX, Inc. for check collection services; and

sECHO, for wholesale credit card and check processing services.

ECHO was incorporated in Nevada in December 1981. Its executive offices are located at 730 Paseo Camarillo, Camarillo, California 930 10.ECHO's common stock is traded on the NASDAQ Capital Market under the ticker symbol “ECHO.”

From 2001 until the beginning of 2007, ECHO provided payment processing and collection services to several “internet wallet” or “e-wallet” companies. Those companies, as ECHO has previously disclosed in its securities filings, authenticated customers and acted as the online wallets for online merchants, including gaming websites, and provided e-wallet and payment processing for those online merchants. ECHO processed the transfer of finds between the consumer and such e-wallets. After the individuals transferred money into their online wallets, they could then use those funds to make online purchases, including placing bets on gaming websites.

In late 2001, ECHO began processing payments for Optimal Payments, the parent of e-wallet Firepay. Over the next five years, it began providing processing services to several other e-wallets, including Citadel, Mediapay and Neteller. Additionally, ECHO provided to some of these e-wallets collection services with respect to delinquent accounts. ECHO knew that these e-wallets were providing such services to these gaming websites. Each of these e-wallets almost exclusively handled illegal transactions with online gaming websites.

Beginning in October 2006, ECHO initiated a progressive wind-down plan for all e-wallet companies and began shutting down processing and collection services for e-wallets. In addition, ECHO is cooperating with the Department of Justice’s ongoing investigation relating to e-wallets. To that end, ECHO has frozen funds belonging to the e-wallet companies totaling approximately $21 million.

In order to eliminate any benefit that ECHO received that may have related to online gaming, ECHO has agreed that it will disgorge any profits it earned from processing transactions or providing collection services to e-wallets. While some of the e-wallets acted as online wallets for non-gaming merchants, ECHO has calculated its earnings by including all revenues from services provided to e-wallets, rather than just those e-wallet revenues specifically attributable to gaming. ECHO'S gross revenues from providing processing and collection services to e-wallets totaled approximately $17.7 million over five years. In determining its profits from the e-wallet revenues, ECHO allocated its expenses based on (I) the proportion of revenues attributable to the e-wallets and (2) the higher margin on most e-wallet transactions. As a result, ECHO estimates that $2.3million (total e-wallet revenue less expenses allocated to e-wallet business) reasonably represents its profits from its business with the e-wallets.

MINUTES OF THE MEETING OF
THE BOARD OF DIRECTORS

OF

ELECTRONIC CLEARING HOUSE, INC.
a Nevada Corporation

A duly noticed meeting of the Board of Directors (the “Board”) of Electronic Clearing House, Inc., a Nevada corporation (the “Corporation”), was held on March 21, 2007, at 3:00 p.m. (local time), at the Corporation’s offices at 730 Paseo Camarillo, Camarillo, California.

The following persons, constituting a majority of the directors of the Corporation, were present: Charles Harris, a director and the President and Chief Operating Officer of the Corporation, Aristides W. Georgantas, Carl R. Terzian, Herbert L. Lucas, H. Eugene Lockhart and Richard D. Field. Also present for portions of the meeting were Alice Cheung, Chief Financial Officer of the Corporation, and Mark Salter, and Jonathan Howe, of New Century Capital Partners, LLC and WedBush Morgan Securities, Inc., respectively. V. Joseph Stubbs, Scott Galer and Gregory Akselrud of Stubbs Alderton & Markiles, LLP, outside counsel to the Corporation, were also present during the meeting. Aaron Dyer, of Pillsbury Winthrop, white collar criminal counsel to the Company, was also present. Joel M. Barry, the Chairman and Chief Executive Officer of the Corporation, was not present.

Mr. Harris acted as Chairman of the meeting and Mr. Akselrud acted as secretary of the meeting and kept these minutes.

The Chairman announced that a quorum was present and that the meeting, having been duly convened, was ready to proceed with its business.

1.     Intuit Transaction and Summary of Grand Juw Subpoena Matter

The first item of business was [DISCUSSION REDACTED]. Upon motion duly made and seconded, the following recitals and resolutions were approved by the Board:

WHEREAS, it has been proposed that the Corporation enter into a Non- Prosecution Agreement substantially in the form attached hereto as Exhibit A (“Non-Prosecution Agreement”); and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Corporation and its shareholders for the Corporation to enter into the Non-Prosecution Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation's entry into the Non-Prosecution Agreement is hereby adopted, approved and ratified;

RESOLVED FURTHER, that the form, terms and provisions of the Non- Prosecution Agreement, are hereby adopted, approved and ratified;

RESOLVED FURTHER, that the officers of the Corporation, and each of them, are hereby authorized and directed to execute the Non-Prosecution Agreement and to cause the Corporation to perform its obligations under the Non- Prosecution Agreement and to consummate the actions contemplated thereby;

RESOLVED FURTHER, that the officers of the Corporation, and each of them, are hereby authorized, for and on behalf of the Corporation, to modify, amend or revise the form, terms and provisions of the Non-Prosecution Agreement, to execute, deliver and/or file any and all documents, certificates, instruments, agreements and notices, and to perform or cause to be performed any and all acts as may, in their judgment, be necessary or desirable to accomplish the purposes of the foregoing resolutions and the actions contemplated thereby and the Non-Prosecution Agreement therein approved, the making of any such modification, amendment or revision, the taking of any such actions and/or the execution, delivery or filing of any such documents or instruments shall be conclusive evidence that the individual making such modification, amendment or revision, taking such action and/or executing, delivering or filing such document or instrument has deemed the same to be necessary or advisable; and

FINALLY RESOLVED, that the actions of the officers and other agents of the Corporation, and each of them, previously taken in connection with the negotiation and/or the preparation of the forms, terms and provisions of the Non- Prosecution Agreement are hereby ratified, approved and adopted.

[REMAINDER OF MINUTES REDACTED]

[Signature Page Follows]

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There being no further business to come before the meeting, upon motion duly made, seconded and unanimously approved, the meeting was.

/s/ Gregory Akselrud
Gregory Akselrud
Secretary of the Meeting

Attest:

/s/ Charles Harris
Charles Harris
Director

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